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                                                                    EXHIBIT 99.1

                                    PAIRGAIN

    PAIRGAIN TECHNOLOGIES, INC.     14402 Franklin Avenue    Tel  714.832.9922
                                    Tustin, CA 92780-7013    Fax 714.832.9924

                                        N  E  W  S     R  E  L  E  A  S  E
FOR IMMEDIATE RELEASE
                                        FOR MORE INFORMATION:
                                        Kim Gower
                                        (714) 832-9922


             PAIRGAIN REACHES FINAL AGREEMENT WITH FEDERAL AGENCIES

        TUSTIN, CALIF. --- (NOVEMBER. 8, 1999) --- PairGain(R) Technologies, Inc. (NASDAQ: PAIR), today announced that the Company has reached a final agreement with the U.S. Attorney's office in relation to the 1995 unauthorized trading activities and theft of the Company's funds by its former money manager, Jay Goldinger. Additionally, the Company and two of its officers have reached a final agreement with the Securities and Exchange Commission (SEC) regarding the same matters.

        In the interest of avoiding protracted litigation which would likely cost millions of dollars, the Company's Board of Directors authorized the Company to settle all outstanding claims with the U.S. Attorney's office by paying a penalty of $1,000,000 and reimbursing the government for its investigative costs of $400,000. The Board also authorized the Company to plead guilty to one count of failure to implement a system of internal accounting controls and to maintain accurate books and records. The plea is not expected to have any material effect on the Company's present or future business, or its ability to do business in the future. The financial impact of this agreement was recorded in the Company's September 30, 1999 financial results.

        In order to bring closure to all matters relating to the Goldinger fraud, the Company and two of its officers, Chairman Charles S. Strauch and Chief Financial Officer Charles W. McBrayer, without admitting or denying any alleged wrongdoing, also have agreed to settle allegations made by the SEC that they failed to meet certain disclosure and accounting provisions of the Securities and Exchange Act regarding Goldinger's unauthorized activities.

         According to the SEC, PairGain's losses, as reported in 1995 were caused by theft of the Company's funds by Jay Goldinger, who deceived and misled PairGain and secretly transferred the Company's funds to other clients. PairGain was one of many clients that was the victim of Mr. Goldinger's scheme.

        A company spokesperson said, "PairGain's Board, while recognizing the importance of the disclosure and accounting issues raised by both government agencies, believes that the Company and its officers acted in what they believed were the best interests of the shareholders in this matter. Only after an extensive investigation did it become obvious that PairGain and Goldinger's other clients were the victims of a massive fraud. The Company is glad to finally get this matter behind it and expects that the Government will punish Goldinger to the full extent of the law."

        PairGain Technologies, Inc. is the world leader in the design, manufacture and marketing of DSL (Digital Subscriber Line) networking systems. Service providers and private network operators worldwide use PairGain's products to deploy DSL-based services, such as high-speed Internet, remote LAN access and enterprise LAN extensions over the existing infrastructure of copper telephone lines.

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EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN
THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO ECONOMIC, COMPETITIVE, GOVERNMENTAL AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH
THE SECURITIES AND EXCHANGE COMMISSION. ALL TRADEMARKS WITHIN ARE THE PROPERTIES OF THEIR RESPECTIVE MANUFACTURERS.